                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

        Filed by the Registrant  [X]
        Filed by a Party other than the Registrant [ ]
        Check the appropriate box:

        [ ]    Preliminary Proxy Statement    [ ]  Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
        [X]    Definitive Proxy Statement
        [ ]    Definitive Additional Materials
        [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                    THQ Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
          (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)) Payment of Filing Fee (Check the appropriate box):

        [X]    No fee required

        [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)    Title of each class of securities to which transaction applies:

               Not applicable.
--------------------------------------------------------------------------------
        (2)    Aggregate number of securities to which transactions applies:

               Not applicable.
--------------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

               Not applicable.
--------------------------------------------------------------------------------
        (4)    Proposed maximum aggregate value of transaction:

               Not applicable.
--------------------------------------------------------------------------------
        (5)    Total fee paid:

               Not applicable.
--------------------------------------------------------------------------------
        [ ]    Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)    Amount previously paid:

               Not applicable.
--------------------------------------------------------------------------------
        (2)    Form, Schedule or Registration Statement no.:

               Not applicable.
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        (3)    Filing Party:

               Not applicable
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        (4)    Date Filed:

               Not applicable.
--------------------------------------------------------------------------------

                                   [THQ LOGO]
                          5016 NORTH PARKWAY CALABASAS
                          CALABASAS, CALIFORNIA 91302

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 1998

To the Stockholders of THQ Inc.:

     NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders (the "Meeting") of THQ Inc., a Delaware corporation (the "Company"), will be held at 9:00 a.m., Pacific Daylight Time, on Monday, June 15, 1998 at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California for the following purposes, all as set forth in the attached Proxy Statement:

     1. To elect six directors to serve until the next annual meeting and until their successors are elected and qualify;

     2. To consider and act on approval of an amendment to the Company's 1997 Stock Option Plan to increase the number of shares of the Company's Common Stock available for issuance under such plan from 650,000 shares to 1,100,000 shares; and

     3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 13, 1998 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          Fred A. Gysi
                                          Vice President -- Finance and
                                          Administration and Secretary

Calabasas, California
April 30, 1998

THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. CONSEQUENTLY, WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT, AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON AT THE MEETING. YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATION FOR THE MEETING. YOU MAY REVOKE THE PROXY AT ANY TIME BEFORE THE AUTHORITY GRANTED THEREIN IS EXERCISED.

                                   [THQ LOGO]
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 15, 1998

     This Proxy Statement is furnished to holders of shares of Common Stock, par value $.01 per share ("Common Stock"), of THQ Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company from holders of Common Stock for use at the 1998 Annual Meeting of Stockholders of the Company (the "Meeting"), for the purposes set forth in the foregoing notice of the Meeting, and at any and all adjournments of the Meeting. The Meeting will be held at 9:00 a.m., Pacific Daylight Time, on Monday, June 15, 1998, at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California. All properly executed proxies in the accompanying form received by the Company prior to the Meeting will be voted at the Meeting. Any proxy may be revoked at any time before it is exercised by giving notice in writing to the Secretary of the Company, by granting a proxy bearing a later date or by voting in person at the Meeting.

     This Proxy Statement and the enclosed proxy are first being mailed or otherwise released to stockholders entitled to vote at the Meeting on or about May 15, 1998. The Company's audited financial statements, together with the report thereon of Deloitte & Touche LLP and certain other information concerning the Company, are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, which is being mailed with this Proxy Statement.

     The mailing address of the Company is 5016 North Parkway Calabasas, Suite 100, Calabasas, California 91302.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE RETURN ENVELOPE PROVIDED.

              THE DATE OF THIS PROXY STATEMENT IS APRIL 30, 1998.

                                  INTRODUCTION

MATTERS TO BE CONSIDERED

     At the Meeting, the stockholders of the Company will consider and vote upon
(i) the election of six directors to serve for one year and until their successors have been elected and shall have qualified, (ii) the approval of an amendment to the Company's 1997 Stock Option Plan (the "Stock Option Proposal") to increase the number of shares of Common Stock available for issuance pursuant to options granted under such plan from 650,000 shares to 1,100,000 shares; and
(iii) such other business as may properly come before the Meeting and any adjournment thereof. The Board does not know of any matter to be presented at the Meeting other than those described in the Proxy Statement.

VOTING RIGHTS AND VOTE REQUIRED

     The Board of Directors (the "Board") has fixed May 13, 1998, as the date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. The Company anticipates that at the close of business on the Record Date, 7,228,324 shares of Common Stock will be outstanding (the "Shares").

     A majority of the outstanding Shares must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. Abstentions and shares held by a broker or other nominee holding shares for a beneficial owner that are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner (a "broker non-vote") will be counted as present for purposes of determining the presence of a quorum for the Meeting.

     Each holder of record of Common Stock on the Record Date is entitled to one vote for each share of Common Stock so held on each matter to be voted upon at the Meeting.

     Directors are elected by the affirmative vote of the holders of a majority of the outstanding Shares represented at the Meeting.

     Approval of the Stock Option Proposal requires the affirmative vote of the holders of a majority of the outstanding Shares represented at the Meeting in person or by proxy and entitled to vote on that matter. Abstentions will be counted in determining the total number of shares present and entitled to vote on each such proposal. Accordingly, although not counted as a vote "for" or "against" a proposal, an abstention on any such proposal will have the same effect as a vote "against" that proposal. Broker non-votes will not be counted in determining the number of shares present and entitled to vote on each such proposal, and will have no effect on the outcome.

SOLICITATION, VOTING AND REVOCATION OF PROXIES

     In connection with the solicitation by the Board of proxies for use at the Meeting, the Board has designated Brian J. Farrell and Fred Gysi as proxies. Shares of Common Stock represented by proxies in the accompanying form, properly executed, received prior to the Meeting and not revoked, will be voted at the Meeting in accordance with the instructions specified thereon. IF NO INSTRUCTIONS ARE SPECIFIED, SHARES OF COMMON STOCK REPRESENTED BY ANY SUCH PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW UNDER "ELECTION OF DIRECTORS" AND FOR THE PROPOSED AMENDMENT TO THE 1997 STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS UNDER SUCH PLAN MAY BE ISSUED, AND IN ACCORDANCE WITH THEIR BEST JUDGMENT WITH REGARD TO ALL OTHER MATTERS, IF ANY, THAT MAY BE PRESENTED AT THE MEETING AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING. The Board is not aware of any matter that will come before the Meeting other than as described above.

     A stockholder may revoke his or her proxy at any time prior to its exercise by filing with the Secretary of the Company at its principal executive office at 5016 North Parkway Calabasas, Suite 100, Calabasas, California 91302 a notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting will not, in itself, constitute a revocation of a previously granted proxy.

     In the event that the votes necessary to approve any one or more of the foregoing proposals have not been obtained by the date of the Meeting, the chairman of the Meeting may, in his discretion, adjourn the Meeting from time to time to permit the solicitation of additional proxies by the Board.

     The costs of this solicitation, including expenses in connection with preparing and mailing this Proxy Statement and the enclosed proxy, will be paid by the Company. Proxies may be solicited by any appropriate means by directors, officers and regular employees of the Company, who will receive no additional compensation therefor. In addition to the use of the mails, solicitation may be made by employees of the Company personally or by mail or telephone, telecopier or other appropriate means of communication. The Company has engaged the services of D.F. King & Co., Inc. to solicit proxies and to assist in the distribution of proxy materials for a fee of approximately $10,000, plus reimbursement of reasonable out-of-pocket expenses. The Company intends to request brokerage houses, custodians, nominees and others who hold stock in their names to solicit proxies from the persons who own stock, and such brokerage houses, custodians, nominees and others will be reimbursed for their out-of-pocket expenses and reasonable clerical expenses.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     Pursuant to the bylaws of the Company, the number of directors constituting the full Board of Directors has been fixed by the Board at six. Accordingly, action will be taken at the meeting to elect a Board of six directors to serve until the next Annual Meeting of Stockholders and until their respective successors shall be duly elected and shall qualify. It is the intention of the persons named in the accompanying form of proxy, unless stockholders otherwise specify by their proxies, to vote for the election of the nominees named below, each of whom is now a director. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve as a director. Should any of the nominees be unable or unwilling to serve it is intended that the proxies will be voted for the election of a substitute nominee or nominees selected by the Board of Directors.

     Certain information concerning each of the persons proposed by the Board for election at the Meeting as a director is set forth below:

             NAME                AGE                         POSITION
             ----                ---                         --------
Brian J. Farrell...............  44    Director, President and Chief Executive Officer
Lawrence Burstein..............  55    Director
L. Michael Haller..............  54    Director and Senior Vice President
Bruce Jagid....................  58    Director
Jeffrey C. Lapin...............  41    Director
James L. Whims.................  43    Director

     BRIAN J. FARRELL has been the Company's President and Chief Executive Officer since January 1995. Between October 1992 and January 1995, Mr. Farrell was the Executive Vice President and Chief Operating Officer of the Company. From July 1991 to October 1992, Mr. Farrell served as the Vice President, Chief Financial Officer and Treasurer of the Company. Mr. Farrell has been a director of the Company since March 1993. Prior to joining the Company, Mr. Farrell was Vice President and Chief Financial Officer of Hotel Investors Trust, currently known as Starwood Lodging Trust, a real estate investment trust ("Starwood"). Mr. Farrell was employed by Deloitte Haskins & Sells, a predecessor of Deloitte & Touche LLP, an international accounting firm and the Company's current auditors ("Deloitte"), from 1978 to 1984 and is a certified public accountant.

     LAWRENCE BURSTEIN has been a director of the Company since July 1991. Since March 1996, Mr. Burstein has been President, Director and a stockholder of Unity Venture Capital Associates Ltd., a private investment company. Since October 1982, Mr. Burstein has been Chairman of the Board and a principal stockholder of Trinity Capital Corporation, a private investment company. Mr. Burstein is a director of U.S. Communications, Inc., Brazil Fast Food Corp., CAS Medical Systems, Inc., Unity First Acquisition Corp. and Medical Nutrition Inc.

     L. MICHAEL HALLER has been a director of the Company and the Company's Senior Vice President since December 1995. Between January and December 1995, Mr. Haller was a consultant to the Company. For more than five years prior to 1995, Mr. Haller was an agent of and consultant to companies in the interactive entertainment business, principally representing Kodansha Ltd., Japan's leading publisher of literature, magazines and comics. Mr. Haller is also a director of Pacific Advisors Fund, Inc.

     BRUCE JAGID has been a director of the Company since April 1995. Since March 1991, Mr. Jagid has served as the Chairman of the Board of Ultralife Batteries, Inc. ("Ultralife") a manufacturer of lithium batteries. Since January 1992, Mr. Jagid has served as Chief Executive Officer of Ultralife.

     JEFFREY C. LAPIN has been a director of the Company since April 1995. Mr. Lapin has been the President and Chief Operating Officer of House of Blues, Inc. Hospitality and Executive Vice President of House of Blues, Inc. Entertainment since July 1996. From January 1995 to June 1996, Mr. Lapin was the President and Chief Operating Officer of Starwood. From May 1991 to January 1995, Mr. Lapin was the President and Chief Executive Officer of Starwood. Mr. Lapin was a Vice President of Starwood from January 1988 to May 1991, Secretary from September 1986 to May 1991, and served as Trustee of Starwood from September 1992 to June 1996. Prior to his employment by Starwood, Mr. Lapin was an attorney at Mitchell, Silberberg & Knupp in Los Angeles.

     JAMES L. WHIMS has been a director of the Company since April 1997. Since 1996, Mr. Whims has been a Managing Director at Techfarm, a venture capital firm concentrating on high-technology enterprises. From 1994 to 1996, Mr. Whims was Executive Vice President of Sony Computer Entertainment of America. From 1990 to 1994, Mr. Whims was Executive Vice President of The Software Toolworks Inc.

     There are no family relationships between any of the Company's directors and officers.

     Directors are elected annually by the stockholders and hold office until the next annual meeting and until their respective successors are elected and qualified. Executive officers are elected by the Board of Directors and hold office until their respective successors are elected and qualified.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Audit Committee and a Compensation Committee. Until April 28, 1997, the Company also had a Stock Option Committee, but on that date the Stock Option Committee was discontinued and its function delegated to the Compensation Committee. The Stock Option Committee, whose members were Messrs. Burstein, Jagid and Whims met three times during 1997.

Audit Committee. The functions of the Audit Committee include recommendations to the Board of Directors with respect to the engagement of the Company's independent certified public accountants and the review of the scope and effect of the audit engagement. During 1997, the full Board of Directors met to perform such functions in lieu of the Audit Committee. The Audit Committee's current members are Messrs. Lapin, Jagid and Whims.

     Compensation Committee. The function of the Compensation Committee is to make recommendations to the Board with respect to compensation of management employees. In addition, the Compensation Committee determines the persons to whom options should be granted under the Company's Stock Option Plan and the number of options to be granted to each person, and administers plans and programs relating to employee benefits, incentives and compensation. During 1997, the full Board of Directors met to perform such functions in lieu of the Compensation Committee (other than the grant of options, which were determined by the Stock Option Committee). The Compensation Committee's current members are Messrs. Burstein and Lapin.

MEETINGS OF THE BOARD OF DIRECTORS

     In 1997, there were eight meetings of the Board of Directors held in person or by conference telephone call. Each director of the Company in 1997 attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees of the Board of Directors of which he was a member.

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Exchange Act and the rules issued thereunder, the Company's executive officers and directors are required to file with the SEC and the Nasdaq Stock Market reports of ownership and changes in ownership of the Common Stock. Copies of such reports are required to be furnished to the Company. Based solely on the Company's review of the copies of such reports furnished to the Company or on written representations to the Company that no such reports were required, the Company believes that during the year ended December 31, 1997, all of the Company's executive officers and directors and all beneficial owners of more than 10% of the Common Stock filed on a timely basis all reports, if any, required by Section 16(a) of the Exchange Act.

EXECUTIVE OFFICERS

     The Company's executive officers consist of Messrs. Farrell, Haller and Fred A. Gysi. Information with respect to Messrs. Farrell and Haller is located elsewhere in this Proxy Statement. All executive officers of the Company are appointed by and serve at the discretion of the Board of Directors.

     Fred A. Gysi, 43, joined the Company in October of 1997 as Vice
President -- Finance and Administration. Mr. Gysi is responsible for financial reporting, information systems and internal controls. From October 1996 to October 1997, Mr. Gysi was the Chief Financial Officer of HPM-Stadco, a holding company with operations in the machinery and aerospace/defense industries. From August 1995 to October 1996 Mr. Gysi was the President and Co-founder of GP Management Consulting, a provider of financial, operations and systems consulting services to emerging and middle market companies. From 1992 to 1995, Mr. Gysi was a Partner at Collett & Levy, an accounting firm. Mr. Gysi was employed by Deloitte from 1980 to 1988 and was a partner of that firm from 1988 to 1992.

KEY EMPLOYEES

     The following persons, although not executive officers of the Company, are regarded by the Company's management as key employees:

     GERMAINE GIOIA, 37, has been Vice President -- Marketing since December 1995 and has been employed by the Company since November 1993. Ms. Gioia served as Director of Corporate Communications at CIC, a software company, from 1991 to 1993. From 1989 to 1991, Ms. Gioia was employed by LucasArts Entertainment Company in corporate marketing.

     ALISON LOCKE, 43, the Company's Senior Vice President -- Sales, is responsible for sales in North America. Ms. Locke has been employed by the Company since February 1991. Previously, Ms. Locke served as Vice President of Computer Product and Nintendo Game Sales of Data East USA Incorporated, an interactive entertainment company and in various sales capacities with Activision Inc. and Broderbund Software Inc.

     TIM WALSH, 34, has been Vice President -- International of the Company since May 1997. Before joining the Company, Mr. Walsh was director of International and OEM Sales with Accolade, a publisher of video and PC game software. Mr. Walsh has also held positions at Capital/EMI Music and Time Warner Interactive.

     STEVE RYNO, 32, has been Vice President-Product Development of the Company since December 1995. From June 1993 to December 1995, Mr. Ryno was the Company's Director of Product Development. Mr. Ryno was also the Director of Product Development of Black Pearl Software from 1993 until its acquisition by the Company. From 1988 to 1993, Mr. Ryno was employed as an executive producer at Atari Corporation. Mr. Ryno also previously served as an editor of Electronic Gaming Monthly.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

     The following table sets forth information with respect to beneficial ownership of the Common Stock as of April 22, 1997 by each person known to the Company to beneficially own more than 5% of the outstanding Common Stock. Unless otherwise indicated below, each entity named in the table has the sole voting power and sole investment power with respect to all of the shares beneficially owned, subject to community property laws, where applicable.

          NAME AND ADDRESS OF            AMOUNT AND NATURE OF
           BENEFICIAL OWNER              BENEFICIAL OWNERSHIP        PERCENT OF CLASS
          -------------------            --------------------        ----------------
WisdomTree Group(1):
  WisdomTree Capital Management, Inc.
  & WisdomTree Associates, LP
  1633 Broadway, 38th Floor
  New York, NY 10019
  and
  WisdomTree Offshore, LTD
  Zephyr House, 5th Floor
  P.O. Box 1561, Mary Street
  Grand Cayman, Cayman Islands
  British West Indies                          348,500(1)                  5.0%(1)

---------------
(1) Based upon a Schedule 13G dated February 17, 1998, filed by WisdomTree Capital Management, Inc. ("WTInc"), WisdomTree Associates, L.P. ("WTAssociates") and WisdomTree Offshore, LTD. ("WTOffshore"), which states as follows: As of the close of business on February 6, 1998, WTAssociates was the record owner and had direct beneficial ownership of 298,500 shares of Common Stock; WTOffshore was the record owner and had direct beneficial ownership of 50,000 shares of Common Stock; as the general partner of WTAssociates and the Investment Manager of WTOffshore, WTInc may be deemed to have direct beneficial ownership of the Common Stock owned of record by WTAssociates and WTOffshore. The power to vote or direct the vote and the power to dispose or direct the disposition of the 298,500 shares of Common Stock as to which WTAssociates is the record owner may be deemed to be shared between WTInc and WTAssociates, although WTInc, as general partner of WTAssociates is generally vested with sole control of such matters. The power to vote or direct the vote and the power to dispose or direct the disposition of the 50,000 shares of Common Stock as to which WTOffshore is the record owner is shared between WTInc and WTOffshore, although WTInc, as Investment Manager of WTOffshore, is generally vested with sole control of such matters.

BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of April 22, 1998 by each of the Company's directors, by each of the Company's executive officers named in the Summary of Compensation Table and by all directors and executive officers of the Company as a group. Unless otherwise indicated below, each individual named in the table has sole voting power and sole investment power with respect to all the shares beneficially owned, subject to community property laws, where applicable.

                                                        AMOUNT AND
                                                         NATURE OF
                                                        BENEFICIAL        PERCENT
                 NAME AND ADDRESS(1)                     OWNERSHIP        OF CLASS
                 -------------------                   -------------      --------
Brian J. Farrell.....................................     182,667(2)        2.63%
Lawrence Burstein....................................      61,300(3)           *
Bruce Jagid..........................................      25,000(4)           *
Jeffrey C. Lapin.....................................      37,000(5)           *
L. Michael Haller....................................      45,500(6)           *
James L. Whims.......................................      10,000(7)           *
Fred A. Gysi.........................................           0              *
All Directors and Executive Officers as a group (7
  individuals).......................................     361,467(8)        5.19%

---------------
 *  Less than 1%.

(1) The address for each individual is c/o THQ Inc., 5016 North Parkway Calabasas, Calabasas, California 91302.

(2) Includes 173,334 Shares issuable upon exercise of options exercisable within 60 days and 1,333 Shares issuable upon exercise of a warrant.

(3) Includes 53,334 Shares issuable upon exercise of options exercisable within 60 days.

(4) Consists of 25,000 Shares issuable upon exercise of options exercisable within 60 days.

(5) Includes 35,000 Shares issuable upon exercise of options exercisable within 60 days.

(6) Consists of 45,500 Shares issuable upon exercise of options exercisable within 60 days.

(7) Consists of 10,000 Shares issuable upon exercise of options exercisable within 60 days.

(8) Includes an aggregate of 342,168 Shares issuable upon exercise of options exercisable within 60 days and 1,333 Shares issuable upon exercise of a warrant.

DIRECTOR COMPENSATION

     Directors who are also employees and officers of the Company are not paid any compensation for service as directors, including attendance at Board meetings or committee meetings. Commencing in 1997, non-employee directors of the Company are compensated by cash payments comprised of $12,000 plus $1,500 for attendance at each Board meeting held in person and $500 for attendance at each Board meeting held by telephone, and the grant of options pursuant to the Company's 1997 Stock Option Plan. Pursuant to such plan, each non-employee director of the Company is granted options to purchase 2,500 shares of Common Stock on the first day of each fiscal quarter at a per share exercise price equal to the market price of a share of Common Stock on the date of each grant.

     During 1997, each of the non-employee directors received grants under the Company's 1997 Stock Option Plan of options exercisable for 10,000 shares of Common Stock, with the exception of Mr. Whims who received an option to purchase 5,000 shares of Common Stock. As of April 22, 1998, the aggregate number of Shares of Common Stock for which options granted to each non-employee director are: Mr. Burstein, 53,334 shares, Mr. Jagid, 50,000 shares; Mr. Lapin, 50,000 shares; and Mr. Whims, 10,000 shares.

                             EXECUTIVE COMPENSATION

     The following tables summarizes the compensation of the executive officers of the Company (the "Named Executives") for the fiscal years ended December 31, 1995, 1996 and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                         -----------------------------------
                                         ANNUAL COMPENSATION                     AWARDS             PAYOUT
                                --------------------------------------   -----------------------   ---------
                                                            OTHER        RESTRICTED     SHARES
       NAME AND                                            ANNUAL          STOCK      UNDERLYING     LTIP       ALL OTHER
  PRINCIPAL POSITION     YEAR   SALARY(1)    BONUS     COMPENSATION(2)     AWARDS      OPTIONS      PAYOUTS    COMPENSATION
  ------------------     ----   ---------   --------   ---------------   ----------   ----------   ---------   ------------
Brian J. Farrell.......  1997   $308,769    $300,000                      --           50,000(3)      --         $6,000(4)
  President and Chief    1996   $233,519    $ 85,920      --              --          200,000(3)      --         $6,000(4)
  Executive Officer      1995   $233,519    $ 21,812      --              --          140,000(3)      --         $6,000(4)
L. Michael Haller......  1997   $146,423    $125,000      --              --           30,000(5)      --         $5,857(6)
  Senior Vice President  1996   $119,631    $ 25,000      --              --            7,500(5)      --         $  369(6)
                         1995   $  7,385    $ 10,000      --              --           55,000(5)      --               --
Fred A. Gysi(7)........  1997   $ 24,038    $  5,000      --              --           40,000(8)      --               --
  Vice President --      1996         --          --      --              --                 --       --               --
  Finance and            1995         --          --      --              --                 --       --               --
  Administration, and
  Secretary

---------------
(1) Included in each Named Executive's salary are amounts that were deferred by such Named Executive pursuant to the Company's Defined Contribution Plan.

(2) Amounts shown do not include amounts expended by the Company pursuant to plans (including group life and health) that do not discriminate in scope, terms or operation in favor of executive officers or directors of the Company and that are generally available to all salaried employees. The value of such benefits did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for any individual named.

(3) In February 1995, Mr. Farrell was granted an option to purchase 140,000 shares of Common Stock at an exercise price of $3.06 per share. In August 1996, Mr. Farrell was granted an option to purchase 200,000 shares of Common Stock at an exercise price of $5.00 per share. In October 1997, Mr. Farrell was granted an option to purchase 50,000 shares of the Company's Common Stock at an exercise price of $14.50 per share. The exercise prices for these options is the market price on the date of grant of such options.

(4) The amounts shown for 1996 and 1997 reflect matching contributions in the amounts of $6,000, respectively, made by the Company in accordance with the Defined Contribution Plan. This amount does not reflect special awards and payments Mr. Farrell is entitled to receive if his employment is terminated as a result of a change in control of the Company which would have had a value of approximately $598,000 as of December 31, 1995 and $897,000 as of each of December 31, 1996 and 1997. See "Employment Agreement with Brian J. Farrell."

(5) In June 1995, Mr. Haller was granted an option to purchase 25,000 shares of Common Stock at an exercise price of $2.87 per share. In December 1995, Mr. Haller was granted an option to purchase an additional 30,000 shares of Common Stock at an exercise price of $3.75 per share. In May 1996, Mr. Haller was granted an option to purchase 7,500 shares of Common Stock at an exercise price of $3.50 per share. In August 1997, Mr. Haller was granted an option to purchase 20,000 shares of Common Stock at an exercise price of $9.75 per share. In October 1997, Mr. Haller was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $14.50 per share. The exercise price for these options is the market price of the Common Stock on the dates of grant of such options.

(6) The amounts shown for 1996 and 1997 reflect matching contributions in the amounts of $369 and $5,857, respectively, made by the Company in accordance with the Company's Defined Contribution Plan.

(7) Mr. Gysi joined the Company on October 27, 1997.

(8) In October 1997, Mr. Gysi was granted an option to purchase 40,000 shares of Common Stock at an exercise price of $14.50 per share.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth the number of stock options granted to each of the Named Executives during the fiscal year ended December 31, 1997. The table also sets forth the potential realizable value of such stock options in the year of their expiration at arbitrarily assumed annualized rates of stock price appreciation of five and ten percent over the full five-year term of the stock options. No gain to the Named Executives is possible without an increase in the price of the Common Stock, which will benefit all stockholders proportionately. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                             INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                         ---------------------------------------------------------      VALUE AT ASSUMED
                                         PERCENT OF          PER                        ANNUAL RATES OF
                           SHARES      TOTAL OPTIONS        SHARE                      STOCK APPRECIATION
                         UNDERLYING      GRANTED TO      EXERCISE OR                   FOR OPTION TERM(1)
                          OPTIONS       EMPLOYEES IN        BASE        EXPIRATION    --------------------
        NAME              GRANTED       FISCAL YEAR         PRICE          DATE          5%         10%
        ----             ----------    --------------    -----------    ----------    --------    --------
Brian J. Farrell.....      50,000            12%           $14.50        10/22/02     $200,304    $442,620
L. Michael Haller....      20,000             5%           $ 9.75         8/18/02     $ 53,875    $119,049
                           10,000             2%           $14.50        10/22/02     $ 40,061    $ 88,524
Fred A. Gysi.........      40,000            10%           $14.50        10/22/02     $160,243    $354,096

---------------
(1) For the stock options indicated, these amounts represent the exercise price multiplied by the annual appreciation rate shown compounded annually for the term of each option, less the exercise price, multiplied by the number of options granted. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates prescribed for this table by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the stock price of the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth, for each of the Named Executives, certain information regarding the number of stock options exercised during the fiscal year ended December 31, 1997 and the value of stock options held at fiscal year end.

                                                  NUMBER OF SHARES UNDERLYING         VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                         SHARES                        AT FISCAL YEAR-END            AT FISCAL YEAR-END(1)
                        ACQUIRED       VALUE      ----------------------------    ----------------------------
        NAME           ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
        ----           -----------    --------    -----------    -------------    -----------    -------------
Brian J. Farrell.....    60,000       $938,400      166,668         163,332       $3,064,692      $2,555,508
L. Michael Haller....        --             --       57,500          35,000       $1,129,500      $  447,500

---------------
(1) Calculated based on the excess of fair market value of the Common Stock on December 31, 1997 over the respective exercise prices of the options.

EMPLOYMENT AGREEMENT WITH BRIAN J. FARRELL

     Mr. Farrell and the Company agreed to amend and restate the terms of his employment agreement effective as of December 31, 1996 (as amended and restated, the "Employment Agreement") which provides for Mr. Farrell's employment by the Company through December 31, 2001 (the "Employment Period").

     The Employment Agreement provides for an annual base salary of $300,000 in 1997, subject to annual review after 1997. For each fiscal year of the Employment Period, Mr. Farrell is entitled to an annual bonus equal to the lesser of $300,000 or 4.5% of the Company's annual net income before taxes for such year. The Company will also provide Mr. Farrell with life insurance and disability insurance during, and for 12 months after, the Employment Period.

     The Employment Agreement provides that if Mr. Farrell's employment is terminated by him voluntarily or by the Company for "cause," he will be precluded without the Company's consent during the subsequent 12 months from engaging, directly or indirectly, in any business activity that competes with the Company's business and from detrimentally affecting any relationship between the Company and, or soliciting away from the Company, any customer, supplier or employee of the Company. If the Employment Agreement is not renewed by either the Company or Mr. Farrell prior to its scheduled expiration date, the noncompetition restriction will expire on March 31, 2002.

     The Employment Agreement also provides that in the event any person or group of persons (i) acquires or obtains the right to acquire 30% or more of the Common Stock, or (ii) (a) acquires at least 10% of the Common Stock or (b) files a Schedule 13D or 13G with the Commission and the Board of Directors deems that the ownership of Common Stock by such person or group of persons would cause a material adverse impact on the Company's business (a "Change of Control"):

          1. If Mr. Farrell's employment is subsequently terminated other than for cause or if he voluntary terminates his employment within 180 days after the Change of Control, he will be entitled to receive a lump sum cash payment equal to 2.99 times the base compensation paid to him at the time of such Change of Control; and

          2. All options, warrants and other rights ("Options") held by Mr. Farrell to purchase Common Stock will immediately vest, or he will be entitled to surrender all of such Options and receive an amount in cash per share equal to the difference between the option prices of the Options surrendered and the greater of (i) the average price per share paid by the person acquiring control of the Company, (ii) the average price paid in connection with a tender offer for the Common Stock, or (iii) the average trading price of the Common Stock on the date of termination of Mr. Farrell's employment.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 17, 1998, the Company entered into an Agreement of Merger with GameFx, Inc. ("GameFx") pursuant to which the Company agreed to acquire all of the issued and outstanding shares and warrants of GameFx and will repay certain promissory notes issued by GameFx to its investors (the "GameFx Acquisition"). The total consideration expected to be paid by the Company is approximately 246,000 Shares, the payment of approximately $790,000 in cash and the assumption of certain liabilities of GameFx.

     James Whims, a director of the Company, is a limited partner of TechFarm II, L.P. ("TechFarm") and has a 40% interest in TechFarm's investment in GameFx. TechFarm is expected to own 24.6% of the issued and outstanding shares of GameFx upon the consummation of the GameFx Acquisition. TechFarm is expected to receive approximately 33,279 shares of Common Stock in the GameFx Acquisition with a value, as of April 22, 1998, of approximately $896,536.

     In addition, Mr. Whims owns 33% of TechFund Capital L.P. ("TechFund"). TechFund holds promissory notes issued by GameFx with an aggregate principal balance of $361,000, and Mr. Whims holds promissory notes issued by GameFx with an aggregate principal balance of $45,000. These notes bear interest at the rate of 10% per annum. Upon the consummation of the GameFx Acquisition, these notes will be paid in full with shares of Common Stock in number equal to (i) the principal of and accrued interest on these notes, divided by (ii) $25.2785.

     Finally, TechFund and Mr. Whims each hold warrants issued by GameFx. Upon the consummation of the GameFx Acquisition, TechFund will receive approximately 6,242 Shares with a value, as of April 22, 1998, of approximately $168,159, in consideration for the extinguishment of these warrants, and Mr. Whims will receive approximately 622 Shares, with a value as of that date of approximately $16,757.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report was prepared by the Compensation Committee of the Board of Directors (the "Committee"), which is composed of independent directors who are not employees of the Company. The Committee has the responsibility for all compensation matters for the Company's executive officers. The current members of the

Committee are Messrs. Burstein and Lapin. The compensation of the Company's executive officers is determined by the Committee based on the goals and policies established by the Board.

     The Company has an employment agreement with Mr. Farrell. In 1996, the Board approved the Committee's recommendation to amend and restate Mr. Farrell's employment agreement to extend its term for an additional four years at substantially the same level of compensation Mr. Farrell had been entitled to earn in 1997 under his prior employment contract. The Committee believes that ensuring Mr. Farrell's long-term commitment to the Company is in the best interest of its shareholders. In order to induce Mr. Farrell to make such commitment and to align a substantial portion of Mr. Farrell's compensation with the Company's results of operations, the amended employment agreement provides that Mr. Farrell's annual cash bonus will be equal to the lower of $300,000 or a percentage of net income earned by the Company. In accordance with such formula, Mr. Farrell was paid a bonus of $300,000 for 1997. See "Employment Agreement with Brian J. Farrell."

     The other executive officers' base salaries and cash bonuses are based on the level of responsibility and the job requirements of each such position. The Committee also considers compensation paid to other persons with comparable skills and experience in other companies in the Company's industry as well as the Company's performance in comparison to its competitors. The Committee reviews executive compensation annually based on the merit of each executive officer's performance in such officer's specific area of responsibility as well as the financial performance of the Company.

     It is also a fundamental objective of the Committee to provide the Company's executive officers with an opportunity to share in the short-term and long-term success of the Company by recommending to the Stock Option Committee that the executive officers be granted options to purchase shares of Common Stock. The Committee and the Stock Option Committee have maintained a policy of rewarding the Company's executive officers with options each year in respect of recent contributions made by the executive officers to the Company. Special option grants are also made to executive officers if in the determination of the Committee an executive officer warrants additional compensation for such executive officer's efforts.

     Accordingly, in 1997 the Company granted the following stock options to the following executive officers of the Company: to Mr. Farrell, an option to purchase 50,000 shares of Common Stock at an exercise price of $14.50 per share; to Mr. Haller, an option to purchase 20,000 shares at an exercise price of $9.75 per share and an option to purchase 10,000 shares of Common Stock at an exercise price of $14.50 per share; and to Mr. Gysi, an option to purchase 40,000 shares of Common Stock at an exercise price of $14.50 per share. The exercise price of each option is the market price of the Common Stock on the date the option was granted.

                                          Respectfully submitted,

                                          Lawrence Burstein
                                          Jeffrey C. Lapin

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

       AMONG THQ INC., DOW JONES EQUITY MARKET INDEX, AND ENTERTAINMENT &
               LEISURE -- RECREATIONAL PRODUCTS & SERVICES INDEX
                         FISCAL YEAR ENDING DECEMBER 31

        MEASUREMENT PERIOD                                                   INDUSTRY GROUP
      (FISCAL YEAR COVERED)              COMPANY           STOCK INDEX            INDEX
1992                                       100                 100                 100
1993                                        22                 107                 124
1994                                        18                 105                 113
1995                                        10                 141                 142
1996                                        18                 170                 158
1997                                        44                 223                 205

     The Common Stock commenced trading at a price of $1.00 per share on August 30, 1990 under the name Trinity Acquisition Corp. The Company began operations upon the merger of T-HQ-California into the Company as of July 31, 1991. Total returns assume $100 invested on December 31, 1991 in Common Stock, Dow Jones Equity Market Index and Dow Jones Entertainment & Leisure -- Recreational Products & Services Index.

              APPROVAL OF PROPOSED AMENDMENT TO STOCK OPTION PLAN
                                (PROPOSAL NO. 2)

     The Board of Directors is proposing for shareholder approval an amendment to the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan was adopted by the Board of Directors in March 1997 and approved by the stockholders of the Company in June 1997. The purposes of the 1997 Plan are to provide directors, officers and key employees of the Company with an opportunity to acquire an equity interest in the Company as a long-term incentive for them to remain in the Company's service and to align those individuals' interests with those of the Company's stockholders. The Board of Directors believes that stock options are a significant factor in the ability of the Company and its subsidiaries to attract and retain the services of individuals who are critical to the Company's long-range growth and success.

     Currently, the number of shares of Common Stock for which options may be granted under the 1997 Plan is 650,000. As of the date of this Proxy Statement,
(i) a total of 77 persons had been granted options under the 1997 Plan, (ii) no shares of Common Stock had been issued by the Company pursuant to the exercise of such options, and (iii) options to purchase an aggregate of 436,750 shares of Common Stock were outstanding under the 1997 Plan at a weighted-average price of $12.77 per share. In addition, the Company has committed to grant options to purchase an aggregate of 75,000 shares to six additional individuals who will become employees of the Company in connection with the GameFx Acquisition.

     As a result of the options granted and committed to be granted, 138,250 shares of Common Stock remain available for additional grants under the 1997 Plan as of the date of this Proxy Statement. The Company expects to continue to grant options in the ordinary course of business and in connection with acquisitions to attract, retain and motivate directors, officers and key employees in a competitive environment as the Company deems such issuances appropriate. The Board of Directors believes that an increase in the number of shares authorized for issuance under the 1997 Plan to 1,100,000 is necessary to facilitate the Company's growth and for the Company to continue to benefit from the 1997 Plan.

     The following table sets forth certain information with respect to options granted under the 1997 Plan since its inception to (i) each of the Company's executive officers, (ii) all current executive officers, as a group, (iii) all current directors who are not executive officers, as a group, and (iv) all employees who are not executive officers, as a group. The option grants disclosed in the following table include those reflected in the tables included above under the caption "Executive Compensation."

               NAME AND POSITION                 DOLLAR VALUE*    NUMBER OF SHARES
               -----------------                 -------------    ----------------
Brian J. Farrell...............................   $  622,000           50,000
  President and Chief
  Executive Officer
L. Michael Haller..............................   $  468,200           30,000
  Senior Vice President
Fred Gysi......................................   $  497,600           40,000
  Vice President -- Finance and Administration,
  Treasurer and Secretary
Executive Officers, as a group.................   $1,587,800          120,000
  (3 individuals)
Directors who are not Executive Officers,......   $  381,350           40,000
  as a group (4 individuals)
Employees who are not Executive Officers,......   $4,286,858          276,750
  as a group (70 individuals)

---------------
* Dollar value is calculated by subtracting the exercise price from the assumed fair market value of the Common Stock underlying the option and multiplying the result by the number of shares for which the exercise price is greater than fair market value. Fair market value was calculated based upon the closing price per share of the Common Stock as reported on the Nasdaq National Market on April 22, 1998 ($26.94). There is no guarantee that if and when any option is exercised, it will have this value.

     If the stockholders of the Company do not approve the proposed increase in the number of shares for which options may be granted under the 1997 Plan the plan will continue in effect in its present form. Except as described above, the amount of compensation that will accrue to the Company's directors, executive officers and other employees pursuant to the 1997 Plan, if the proposed amendment is approved by the Company's stockholders, cannot be determined at this time.

SUMMARY OF 1997 PLAN

     The principal provisions of the 1997 Plan as currently in effect are summarized below. The summary is in all respects qualified by the provisions of the 1997 Plan itself, a copy of which is attached hereto as Appendix A.

     Administration. The 1997 Plan is administered by the Board of Directors or, if the Board so elects, by a stock option committee (the "Committee") designated by the Board consisting of two or more directors of the Board. Each member of the Committee must be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and an "outside director" within the meaning of Section 162(m) of the Code. As used herein, the term "Committee" means the Board if no such committee is designated, and means such stock option committee during such times as it is so designated. Currently the 1997 Plan is administered by the Stock Option Committee as described above under the caption "Stock Option Committee."

     The Committee selects eligible persons for participation in the 1997 Plan and determines the number of shares of Common Stock subject to each option granted, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including the form of the written option agreement between the Company and the optionee that evidences each option and sets forth the terms and conditions of such option (the "Agreement"). The Committee interprets the 1997 Plan and the application thereof, establishes such rules and regulations it deems necessary or desirable for the administration of the 1997 Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. The Committee may, subject to the requirements imposed under Section 162(m) of the Code in the case of an option intended to be qualified performance-based compensation, take action such that any or all outstanding options shall become exercisable in part or in full.

     The Committee may delegate some or all of its power and authority to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate. However, the Committee may not delegate its power and authority with regard to the selection for participation in the 1997 Plan of an executive officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option grant to such an executive officer or other person.

     Effect of Certain Transactions. In the event that the Company enters into an agreement to dispose of all or substantially all of its assets, to consummate a merger or consolidation in which the Company is not the surviving or resulting corporation (such distribution, merger, consolidation or sale being hereinafter referred to as a "Transaction"), the Committee must provide, at its election, for one or more of the following: (i) for each outstanding option, whether or not then exercisable, to be replaced with a comparable option to purchase shares of capital stock of a successor or purchasing corporation or a parent thereof, or (ii) for each outstanding option, whether or not then exercisable, to be assumed by a successor or purchasing corporation or a parent thereof on the same terms and subject to the same conditions, or (iii) for each outstanding option, whether or not then exercisable, to become exercisable during such period prior to the scheduled consummation of such Transaction as may be specified by the Committee.

     Effective Date, Termination and Amendment. The 1997 Plan became effective as of March 28, 1997 and will terminate ten years thereafter unless terminated earlier by the Board of Directors. Termination of the 1997 Plan will not affect the terms or conditions of any option granted prior to termination. The Board may amend the 1997 Plan as it shall deem advisable, subject to stockholder approval in certain circumstances. No amendment may be made without stockholder approval if the amendment would increase the maximum number of shares of Common Stock available under the 1997 Plan or extend the term of the 1997 Plan.

     Non-Qualified Stock Options. The exercise price of each non-qualified stock option may not be less than 100% of the fair market value of the Common Stock on the date the option is granted. The maximum term of each non-qualified stock option is ten years after the date of the grant.

     Incentive Stock Options. The exercise price of each incentive stock option may not be less than 100% of the fair market value of the Common Stock on the date the option is granted; however, if the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "Ten Percent Holder"), the exercise price will be the price required by the Code, which is currently 110% of the fair market value of the Common Stock on the date the option is granted. The maximum term of each incentive stock option is ten years after the date of the grant; however, if the recipient is a Ten Percent Holder the maximum term of each incentive stock option is five years after its date of grant.

     Termination of Employment. Upon termination of an optionee's employment with the Company by reason of the optionee's death or permanent and total disability, each option then held by that optionee will be exercisable to the extent that the option is exercisable on the effective date of such termination, for a period of no more than one year after the date of such termination, but in no event after the expiration date of such option. In the event of termination for "cause," each stock option shall terminate on the date of termination. "Cause" is defined in the 1997 Plan as (i) an optionee's termination of the optionee's employment for any reason, (ii) the optionee's willful and continued failure to substantially perform the optionee's duties with the Company, or
(iii) the optionee's willful engagement in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company's executives, any act of dishonesty, commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company. Or if the optionee is subject to a written employment agreement with the Company, "Cause" has the meaning ascribed thereto in such agreement and
(i) shall also include an optionee's termination of the optionee's employment for any reason, but (ii) shall not include termination by reason of an optionee's total disability notwithstanding any language to the contrary in such employment agreement. In the event of termination by the Company for any other reason, (I) each non-qualified option will be exercisable only to the extent it is exercisable on the effective date of such termination for a period of no more than three months after such termination, but in no event after the expiration date of such option, and (II) each incentive stock option will be fully exercisable for a period of no more than three months after such termination, but in no event after the expiration date of such option. If a holder dies during the applicable one-year or three-month period following such termination, each option will be exercisable only to the extent that such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of no more than one year from the date of death, but in no event after the expiration of such option.

     Director Options. On each January, April, July and October, each director who is not an employee of the Company is granted an option to purchase 2,500 shares of Common Stock at an exercise price per share equal to the fair market value of the Common Stock on the date of the grant of such option. Such options are fully exercisable on and after their date of grant and expire five years thereafter.

     If a director ceases to be a director by reason of death or permanent and total disability, each option will be exercisable on the effective date of such cessation for a period of no more than one year after such date, but in no event after their expiration dates. In the event a director is removed from the Board of Directors for cause, each option held by such non-employee director shall terminate on the date of such removal. If a director ceases to be a director for any other reason, each option will be exercisable to the extent it is exercisable on the effective date of such cessation for a period of no more than three months after such cessation, but in no event after the expiration of such option. In the event a director dies during the applicable one-year or three-month period following cessation of his directorship, then each option will be exercisable only to the extent that such option was exercisable on the date of death, and may thereafter be exercised for a period of no more than one year from the date of death, but in no event after the expiration of such option.

     Federal Income Tax Consequences. The following is a brief overview of the U.S. federal income tax consequences generally arising with respect to options granted under the 1997 Plan.

     A participant receiving a non-qualified stock option under the 1997 Plan will not recognize taxable income upon the grant of the option, but will recognize taxable compensation at the time of exercise in the amount of the difference between the purchase price and the fair market value of the shares purchased on the date of exercise. At that time, the Company will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as income.

     A participant receiving an incentive stock option will not recognize income at the time of grant or exercise of the option, but will recognize income or loss upon disposition of the shares, which may be ordinary income or capital gain (or loss) depending on the length of time the shares have been held. The Company will not be entitled to any deduction with respect to the grant or exercise of a participant's incentive stock option. However, if the participant disposes of the shares acquired pursuant to the exercise of the option before the later of two years from the date of grant and one year from the date of exercise, the Company will be entitled to a deduction as compensation expense in an amount equal to the amount taxable to the participant as ordinary income and not capital gain.

     The affirmative vote of holders of a majority of the Shares represented at the Meeting in person or by proxy and entitled to vote will be necessary for shareholder approval of the amendment to the 1997 Plan. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 1997 PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED FROM 650,000 SHARES TO 1,100,000 SHARES. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the proposal to amend the 1997 Plan.

                              INDEPENDENT AUDITORS

     The Company's consolidated financial statements have been audited by Deloitte & Touche LLP ("Deloitte") through the fiscal year ending December 1997. Deloitte has been the Company's independent auditors since 1991 and the Board of Directors intends to appoint Deloitte to be the Company's independent auditors for the fiscal year ending December 31, 1998. Representatives of Deloitte are expected to be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

                                 OTHER BUSINESS

     The Company knows of no business, other than as stated in the Notice of Annual Meeting of Stockholders, to be brought before the Meeting. If other matters should properly come before the meeting, proxies will be voted on such matters in accordance with the best judgment and discretion of the persons appointed by the proxies.

STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Stockholder proposals to be presented at the 1999 Annual Meeting of Stockholders of THQ Delaware if the Reincorporation is consummated) must be received by the Company at its principal executive offices at 5016 North Parkway Calabasas, Calabasas, California 91302, addressed to the attention of the Secretary, not later than January 1, 1999 in order to be included in the Company's proxy statement and form of proxy related to such meeting.

                                          By order of the Board of Directors

                                          Fred A. Gysi
                                          Vice President -- Finance
                                          and Administration and Secretary

April 30, 1998

           PLEASE COMPLETE, DATE, SIGN AND RETURN YOUR PROXY PROMPTLY

                                                                      APPENDIX A

                                    THQ INC.
                             1997 STOCK OPTION PLAN

                                I. INTRODUCTION

     1.1 PURPOSES. The purposes of the 1997 Stock Option Plan (this "Plan") of THQ Inc. (the "Company"), and its subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries") are (i) to align the interests of the Company's stockholders and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success,
(ii) to advance the interests of the Company by attracting and retaining officers, other employees, consultants, advisors and well-qualified persons who are not officers or employees of the Company for service as directors of the Company, and (iii) to motivate such persons to act in the long-term best interests of the Company's stockholders. For purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary.

     1.2 ADMINISTRATION. This Plan shall be administered either by the Board of Directors of the Company (the "Board") or by a stock option committee (the "Committee") designated by the Board consisting of two or more members of the Board each of whom shall be a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (if the Board wishes to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") an "outside director" within the meaning of Section 162(m) of the Code. As used herein, the term "Committee" shall mean the Board if no such committee is designated, and shall mean such stock option committee during such times as it is so designated.

     The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and shall determine the number of shares of Common Stock subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the written option agreement between the Company and the optionee that evidences each option and sets forth the terms and conditions of such option (the "Agreement"). The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish such rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an option intended to be qualified performance-based compensation, take action such that any or all outstanding options shall become exercisable in part or in full.

     The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an option grant to such an officer or other person.

     No member of the Board of Directors or the Committee, and neither the Chief Executive Officer nor other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board of Directors and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time.

     A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

     1.3 Eligibility. Participants in this Plan shall consist of such officers, other employees, consultants and advisors of the Company and its Subsidiaries from time to time as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Non-employee directors of the Company shall be eligible to participate in this Plan in accordance with Section III.

     1.4 Shares Available. Subject to adjustment as provided in Section 4.7, 650,000 shares of the common stock, $0.01, of the Company ("Common Stock"), shall be available for grants of options under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options. To the extent that shares of Common Stock subject to an outstanding option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such option, then such shares of Common Stock shall again be available under this Plan.

     Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                               II. STOCK OPTIONS

     2.1 Grants of Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an incentive stock option, shall be a non-qualified stock option. An incentive stock option shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an incentive stock option. Each incentive stock option shall be granted within ten years of the effective date of this Plan. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as incentive stock options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any Subsidiary as defined in Section 424 of the Code) exceeds the amount (currently $100,000) established by the Code, such options shall constitute non-qualified stock options. "Fair Market Value" shall mean the closing transaction price of a share of Common Stock as reported in the NASDAQ National Market System, or other exchange where the Common Stock is listed, on the date as of which such value is being determined or, if there shall be no reported transactions on such date, on the next preceding date for which transactions were reported; provided that if Fair Market Value for any date cannot be determined as above provided, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     2.2 Terms of Stock Options. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

          (a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an incentive stock option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any Subsidiary) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an incentive stock option.

          (b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no incentive stock option shall be exercised later than ten years after its date of grant; provided further, that if an incentive stock option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish performance measures or other criteria which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock. Notwithstanding Section 2.3 hereof or the provisions of any Agreement, the Committee may in its sole and absolute discretion extend the time for the exercise of any option.

          (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either
     (A) in cash, (B) by delivery of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) a combination of (A), (B) and (C), in each case to the extent not prohibited by the Agreement relating to the option and
     (ii) by executing such documents as the Company may reasonably request; provided, however, that notwithstanding the foregoing or anything in the Agreement relating to such option to the contrary, the Company shall have sole discretion to disapprove of an election pursuant to clauses (B)-(D). Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

     2.3  TERMINATION OF EMPLOYMENT.

     (a) Total Disability. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of Total Disability, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment, and (ii) the expiration date of the term of such option. For purposes of this Plan, "Total Disability" shall, with respect to any optionee who at such time is employed by the Company, mean the permanent and total disability of such optionee as described in such optionee's written employment agreement; and otherwise shall mean the inability of such optionee substantially to perform such optionee's duties and responsibilities for a continuous period of six months.

     (b) Death. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

     (c) Termination for Cause. Unless otherwise specified in the Agreement relating to an option, if the employment of the holder of such option is terminated by the Company for Cause, such option shall terminate automatically on the date of such termination. For purposes of this Plan, "Cause" shall, with respect to any optionee who at such time has a written employment agreement with the Company, have the meaning ascribed thereto in such agreement and (i) shall also include an optionee's termination of his employment for any reason, but
(ii) shall not include termination by reason of an optionee's Total Disability notwithstanding any language to the contrary in such employment agreement; and otherwise shall mean the willful and continued failure to substantially perform the duties with the Company (other than a failure resulting from the optionee's Total Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Company, does not conform to the standard of the Company's executives, any act of dishonesty, commission of a felony or a significant violation of any statutory or common law duty of loyalty to the Company, or such optionee's termination of his employment for any reason.

     (d) Other Termination. Unless otherwise specified in the Agreement relating to an option, if an optionee's employment with the Company is terminated by the Company for any reason other than Total Disability, death or for Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment, and (ii) the expiration date of the term of such option.

     (e) Death Following Termination of Employment. Subject to paragraph (f) below and unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 2.3(a) following termination of employment by reason of Total Disability, or if an optionee dies during the period set forth in Section 2.3(d) following termination of employment for any other reason other than Total Disability, death or for Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

     (f) Termination of Employment -- Incentive Stock Options. Unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates by reason of Permanent and Total Disability (as defined in Section 22(e)(3) of the Code), each incentive stock option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of employment by reason of Permanent and Total Disability, and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of employment by reason of Permanent and Total Disability and (ii) the expiration date of the term of such option.

     Unless otherwise specified in the Agreement relating to the option, if the employment with the Company of a holder of an incentive stock option terminates by reason of death, each incentive stock option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

     If the employment with the Company of a holder of an incentive stock option terminates for any reason other than Permanent and Total Disability or death or for Cause, each incentive stock option held by such optionee shall become fully exercisable, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months after the effective date of such optionee's termination of employment and (ii) the expiration date of the term of such option.

     If the holder of an incentive stock option dies during the period set forth in the first paragraph of this Section 2.3(f) following termination of employment by reason of Permanent and Total Disability (or such other period as set forth in the Agreement relating to such option), or if the holder of an incentive stock option dies during the period set forth in the third paragraph of this Section 2.3(f) following termination of employment for any reason other than Permanent and Total Disability or death, each incentive stock option held by such optionee shall be exercisable only to the extent such option is exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such shorter period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

               III. PROVISIONS RELATING TO NON-EMPLOYEE DIRECTORS

     3.1 Eligibility. Each member of the Board of Directors of the Company who is not an employee, either full-time or part-time, of the Company or any Subsidiary (a "non-employee director") shall be granted options to purchase shares of Common Stock in accordance with this Section III. All options granted under this Section III shall constitute non-qualified stock options.

     3.2 Grants of Stock Options. Each non-employee director shall be granted non-qualified stock options as follows:

          (a) Time of Grant. Commencing on July 1, 1997 (or, if later, on the date on which a person is first elected or begins to serve as a non-employee director other than by reason of termination of employment with the Company or any Subsidiary), and, on each January, April, July and October thereafter, each person who is a non-employee director on such date shall be granted an option to purchase 2,500 shares of Common Stock (which amount shall be pro-rated if such person is first elected or begins to serve as a non-employee director on a date other than the dates set forth above) at a purchase price per share equal to the Fair Market Value of the Common Stock on the date of grant of such option.

          (b) Option Period and Exercisability. Each option granted under this
     Article III shall be fully exercisable on and after its date of grant. Each option granted under this Article III shall expire five years after its date of grant. An exercisable option, or portion thereof, may be exercised in whole or in part only with respect to whole shares of Common Stock. Options granted under this Article III shall be exercisable in accordance with Section 3.2(c).

          (c) Termination of Directorship.

             (I) Total Disability. Unless otherwise specified in the Agreement relating to an option, if an optionee's directorship with the Company terminates by reason of Total Disability, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of directorship and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of directorship and (ii) the expiration date of the term of such option. For purposes of this Plan, "Total Disability" of a non-employee director shall mean the inability of such optionee substantially to perform such optionee's duties and responsibilities as a director for a continuous period of six months.

             (ii) Death. Unless otherwise specified in the Agreement relating to an option, if an optionee's directorship with the Company terminates by reason of death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

             (iii) Termination for Cause. Unless otherwise specified in the Agreement relating to an option, if the holder of such option is removed from the Board of Directors for Cause, such option shall terminate automatically on the date of such termination.

             (iv) Other Termination. Unless otherwise specified in the Agreement relating to an option, if an optionee's directorship with the Company is terminated by the Company for any reason other than Total Disability, death or for Cause, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the effective date of such optionee's termination of directorship and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until and including the earliest to occur of (i) the date which is three months (or such other period as set forth in the Agreement relating to such option) after the effective date of such optionee's termination of directorship and (ii) the expiration date of the term of such option.

             (v) Death Following Termination. Unless otherwise specified in the Agreement relating to an option, if an optionee dies during the period set forth in Section 3.2(c)(i) following termination of directorship by reason of Total Disability, or if an optionee dies during the period set forth in Section 3.2(c)(iv) following termination of directorship for any other reason other than Total Disability, for Cause or death, each option held by such optionee shall be exercisable only to the extent that such option is exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until and including the earliest to occur of (i) the date which is one year (or such other period as set forth in the Agreement relating to such option) after the date of death and (ii) the expiration date of the term of such option.

                                  IV. GENERAL

     4.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the 1997 annual meeting of the stockholders, shall become effective as of March 28, 1997, the date of approval of this Plan by the Board of Directors. No option may be exercised prior to the date of such stockholder approval. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

     4.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 4.7), or
(b) extend the term of this Plan; and, provided, further,that this Plan shall not be amended in a manner which fails to comply with Rule 16b-3(c)(2)(ii)(B) under Section 16 of the Exchange Act. No amendment may impair the rights of a holder of an outstanding option without the consent of such holder or effect any change inconsistent with Section 422 of the Code; provided further, that the number of shares of Common Stock subject to an option granted to non-employee directors pursuant to Article III, the purchase price therefor, the date of grant of any such option, the termination provisions relating thereto, and the category of persons eligible to be granted such options shall not be amended more than once every six months, other than to comply with changes in the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules and regulations thereunder.

     4.3 Agreement. No option shall be valid until an Agreement is executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

     4.4 Non-Transferability. No option hereunder shall be transferable other than (i) by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or (ii) as otherwise permitted under Rule 16b-3 under the Exchange Act as set forth in the Agreement relating to such option. Except to the extent permitted by the foregoing sentence, each option may be exercised during the optionee's lifetime only by the optionee or the optionee's legal representative or similar person. Except as permitted by the second preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.

     4.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock, payment by the optionee of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder. Unless otherwise provided in an Agreement relating to an option, the optionee may elect that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered upon exercise of the option having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with the option (the "Tax Date") in the amount necessary to satisfy any such obligation or (ii) the optionee satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of previously owned whole shares of Common Stock (which the optionee has held for at least six months prior to the delivery of such shares or which the optionee purchased on the open market and in each case for which the optionee has good title, free and clear of all liens and encumbrances) having an aggregate Fair Market Value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise, or (D) any combination of (A), (B) and (C), in each case to the extent not prohibited by the Agreement relating to the option. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee; provided, however, that the Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(D) and that in the case of an optionee who is subject to Section 16 of the Exchange Act, the Company may require that the method of satisfying any such obligation be in compliance with Section 16 and the rules and regulations thereunder. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the optionee.

     4.6 Restrictions on Shares. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any option hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     4.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final and binding. If any adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an option under this Plan, the Company shall pay the optionee, in connection with the first exercise of the option in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (A) the fraction of such security (rounded to the nearest hundredth) by (B) the excess, if any, of (x) the Fair Market Value on the exercise date over (y) the exercise price of the option.

     4.8  Effect of Certain Transactions

     (a) In the event that the Company enters into an agreement (a) to dispose of all or substantially all of its assets, in contemplation of the distribution of the net proceeds of such sale to the Company's shareholders, or (b) to consummate a merger or consolidation in which the Company is not the surviving or resulting corporation, or in the event the persons who, as of the date of the adoption of this Plan by the Board of Directors, hold 60% or more of the outstanding capital stock of the Company enter into an agreement to sell all of such stock (such distribution, merger, consolidation or sale being hereinafter referred to as a "Transaction"), then (unless otherwise specified in the Agreement relating to an option), the Committee shall provide, at its election made in its sole and absolute discretion, for one or more of the following: (i) for each outstanding option, whether or not then exercisable, to be replaced with a comparable option to purchase shares of capital stock of a successor or purchasing corporation or parent thereof, or (ii) for each outstanding option, whether or not then exercisable, to be assumed by a successor or purchasing corporation or parent thereof (and, in the event of such assumption, each outstanding option shall continue to be exercisable, on the terms and subject to the conditions set forth in, and in cumulative amounts at the times provided in, the Agreement relating to such option but shall, from and after the consummation of such Transaction, be exercisable for the capital stock, cash and/or other property received by the common stockholders of the Company in such Transaction in an amount equal to what the holder of such option would have received had he exercised such option immediately prior to the consummation of such Transaction), or (iii) for each outstanding option, whether or not then exercisable, to become exercisable during such period prior to the scheduled consummation of such Transaction as may be specified by the Committee; provided, however, that such elections of the Committee shall apply identically, by their terms, to all holders of options granted under this Plan (unless otherwise required by an Agreement). In the event the Committee elects to cause the options not then otherwise exercisable to become exercisable prior to such Transaction (an "Accelerated Option"), any exercise of an Accelerated Option shall be conditioned upon, and shall be effective only concurrently with, the consummation of such Transaction; and if such Transaction is not consummated, the exercise of such Accelerated Options shall be of no further force or effect (and an optionee may elect, with respect to the exercise during such period of an option that was otherwise exercisable, to so condition such exercise upon the consummation of the Transaction). All options not exercised prior to the consummation of such Transaction (and which are not being assumed by a successor or purchasing corporation or parent thereof) shall terminate and be of no further force or effect as of the consummation of such Transaction.

     (b) With respect to any optionee who is subject to Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in Section 2.3 and 3.2(c), or as set forth pursuant to such Section in any Agreement to which such optionee is a party, and (ii) notwithstanding the expiration date of the term of such option, in the event the Company is involved in a business combination that is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which such optionee receives a substitute option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then each option (or option in substitution thereof) held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such option until and including the latest of (x) the date set forth pursuant to the then applicable paragraph of Section 2.3, 3.2(c) or the expiration date of the term of the option, as the case may be, (y) the date which is six months and one day after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such optionee may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

     4.9 No Right of Participation or Employment. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

     4.10 Rights as Stockholder. No person shall have any rights as a stockholder of the Company with respect to any shares of Common Stock which are subject to an option hereunder until such person becomes a stockholder of record with respect to such shares of Common Stock.

     4.11 Designation of Beneficiary. If permitted by the Company, an optionee may file with the Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of the optionee's death. To the extent an outstanding option granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

     Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee's lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

     If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.

     4.12 Governing Law. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

     4.13 Foreign Employees. Without amending this Plan, the Committee may grant options to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

                                    THQ INC.

                          5016 NORTH PARKWAY CALABASAS

                          CALABASAS, CALIFORNIA 91302

                      1998 ANNUAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints and constitutes Brian J. Farrell and Fred Gysi, and each of them the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with all the shares of Common Stock of THQ Inc. ("the Company"), standing in the name of the undersigned, at the Annual Meeting of Stockholders of the Company to be held on June 15, 1998 at the Warner Center Hilton, 6360 Canoga Avenue, Woodland Hills, California, at 9:00 a.m., Pacific Daylight Time and any postponement or adjournment thereof, with all the powers the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows:

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[X] Please mark your votes as in this example

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

[ ] FOR all of the nominees                             Nominees:
                                                        Brian J. Farred
[ ] WITHHOLD AUTHORITY to vote for all members          Lawrence Burstein
                                                        L. Michael Hader
1.  ELECTION OF DIRECTORS:                              Bruce Jagid
    To elect each of the following nominees             Jeffrey C. Lapin
    as directors of the Company to serve until          James L. Whims
    the next annual meeting and until their
    successors are elected and qualify (the "Election of Directors"):

[ ] WITHHOLD AUTHORITY to vote for the following nominee(s) only
             (Write the name of the nominee(s) below):

             _________________________________________

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE STOCK OPTION PLAN PROPOSAL.

             [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

2. AMENDMENT OF THE COMPANY'S 1997 STOCK OPTION PLAN: To approve the amendment to the Company's 1997 Stock Option Plan to increase the number of shares of Common Stock for which options may be issued to 1,000,000:

3. For the proxies, in their discretion, to vote upon such other matters as may properly come before the Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the nominees listed above under Election of Directors, and FOR the Stock Option Plan Proposal.

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND THE PROXY STATEMENT.

Signature(s) _____________________________________ Dated: ________________, 1998

Please sign exactly as the name(s) appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executive, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the authorized voter. If a partnership, please sign in partnership name by authorized person.